Exhibit 4.1: Form of Shareholder Rights Agreement between Novelis Inc. and CIBC
             Mellon Trust Company

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                          SHAREHOLDER RIGHTS AGREEMENT

                                     BETWEEN

                                  NOVELIS INC.

                                       AND

                            CIBC MELLON TRUST COMPANY

                          SHAREHOLDER RIGHTS AGREEMENT

ARTICLE 1 - INTERPRETATION.......................................................................................     2
   1.01 Definitions..............................................................................................     2
   1.02 Headings.................................................................................................    10
   1.03 Extended Meanings........................................................................................    11
   1.04 Currency.................................................................................................    11
   1.05 Schedule.................................................................................................    11
   1.06 Language Clause..........................................................................................    11
   1.07 Acting Jointly or in Concert.............................................................................    11
   1.08 As Now Enacted...........................................................................................    11
ARTICLE 2 - THE RIGHTS...........................................................................................    11
   2.01 Initial Exercise Price, Exercise of Rights and Detachment of Rights......................................    11
   2.02 Legend on Common Share Certificates......................................................................    14
   2.03 Adjustments..............................................................................................    14
   2.04 Date on Which Exercise is Effective......................................................................    17
   2.05 Execution, Authentication, Delivery and Dating of Rights Certificates....................................    17
   2.06 Registration of Rights...................................................................................    18
   2.07 Mutilated, Destroyed, Lost and Stolen Rights Certificates................................................    18
   2.08 Persons Deemed Owners....................................................................................    19
   2.09 Delivery and Cancellation of Certificates................................................................    19
   2.10 Agreement of Rights Holders..............................................................................    19
ARTICLE 3 - EFFECT OF CERTAIN TRANSACTIONS.......................................................................    20
   3.01 Flip-In Event............................................................................................    20
ARTICLE 4 - THE RIGHTS AGENT.....................................................................................    21
   4.01 General..................................................................................................    22
   4.02 Merger or Consolidation or Change of Name of the Rights Agent............................................    22
   4.03 Entitlements of the Rights Agent.........................................................................    23
   4.04 Change of the Rights Agent...............................................................................    24
ARTICLE 5 - MISCELLANEOUS........................................................................................    25
   5.01 Redemption, Waiver and Termination.......................................................................    25
   5.02 Expiration...............................................................................................    26
   5.03 Issuance of New Rights Certificates......................................................................    26
   5.04 Supplements and Amendments...............................................................................    26
   5.05 Fractional Rights and Fractional Shares..................................................................    27
   5.06 Rights of Action.........................................................................................    28
   5.07 Holder of Rights Not Deemed to be a Shareholder..........................................................    28
   5.08 Notices..................................................................................................    28
   5.09 Costs of Enforcement.....................................................................................    29
   5.10 Benefit of the Agreement.................................................................................    29
   5.11 Governing Law............................................................................................    29
   5.12 Counterparts.............................................................................................    30
   5.13 Severability.............................................................................................    30
   5.14 Determinations and Actions by the Board..................................................................    30
   5.15 Effective Date...........................................................................................    30
   5.16 Re-confirmation after Three Years........................................................................    30
   5.17 Regulatory Approvals.....................................................................................    31
   5.18 Declaration as to Non-Canadian Holders...................................................................    31
ARTICLE 6 - PERMITTED BIDS.......................................................................................    31
   6.01 Permitted Bids...........................................................................................    31
   6.02 Competing Permitted Bids.................................................................................    32
   SCHEDULE 1....................................................................................................    33

                          SHAREHOLDER RIGHTS AGREEMENT

THIS AGREEMENT made as of    December 2004.

B E T W E E N:
                  NOVELIS INC., a corporation incorporated under the laws of Canada (hereinafter referred to as the "Corporation"),

                                                              OF THE FIRST PART,

A N D:

                  CIBC MELLON TRUST COMPANY, a trust company existing under the laws of Canada (hereinafter referred to as the "Rights Agent"),

                                                              OF THE SECOND PART

WITNESSES that:

WHEREAS the Corporation will, upon the effectiveness of an arrangement under section 192 of the Canada Business Corporations Act proposed by Alcan Inc. ("Alcan") and described in Alcan's Management Proxy Circular dated 23 November 2004 (the "Arrangement"), become a publicly traded corporation with its Common Shares listed on the Toronto Stock Exchange and the New York Stock Exchange;

WHEREAS the Board has determined that it is advisable for the Corporation to adopt and maintain a shareholder rights plan inter alia in order to (i) provide a framework in which Take-Over Bids for the Corporation can be made for the Voting Shares of the Corporation including providing the Board with sufficient time to explore and develop alternatives, (ii) facilitate the maximization of shareholder values if a substantial portion of the Voting Shares is to be acquired by any Person, and (iii) protect the Corporation and its shareholders from abusive acquisition tactics or acquisitions which may not be in the best interests of the Corporation;

AND WHEREAS it is not the intention of the Board to adopt the Rights Plan as a means of preventing or deterring any Person from seeking to acquire the Voting Shares, provided they do so fairly, or of foreclosing the ability of the Board to take any action that in its discretion it considers reasonable in the circumstances of any such transaction;

AND WHEREAS, in order to implement the Rights Plan, the Board authorized and declared a distribution of one Right effective at the earliest possible time following the effectiveness of the Arrangement ("Record Time") in respect of each Common Share outstanding as at the Record Time and has authorized the issuance of one Right in respect of each Common Share issued after such date and prior to the earlier of the Separation Time and the Expiration Time;

AND WHEREAS each Right entitles the holder thereof, after the Separation Time but prior to the Expiration Time, to purchase securities of the Corporation pursuant to the terms and subject to the conditions set forth herein;

AND WHEREAS the Corporation desires to appoint the Rights Agent to act on behalf of the Corporation in connection with the issuance, transfer, exchange and replacement of Rights Certificates, the exercise of the Rights and the other matters relating to the Corporation referred to herein and to act as the trustee for the holders of the Rights in connection with the promise of the Corporation herein to issue Rights Certificates to the Rights Agent for distribution to the holders of Common Shares after the Separation Time, and the Rights Agent is willing to so act;

NOW THEREFORE in consideration of the premises and the agreements herein contained the parties hereto agree as follows:

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                           ARTICLE 1 - INTERPRETATION

1.01 DEFINITIONS

For purposes of this Agreement, the following terms have the meanings indicated:

         (a) "Acquiring Person" means any Person (other than the Corporation or any Subsidiary of the Corporation) who is a Beneficial Owner of 20% or more of the outstanding Voting Shares. Notwithstanding the foregoing, no Person shall become an "Acquiring Person"

                  (i)      (A)      as a result of the purchase, redemption or
                                    other acquisition of Voting Shares by the Corporation which, by reducing the number of Voting Shares then outstanding, increases the proportionate number of shares
                                    Beneficially Owned by such Person to 20% or more of the Voting Shares then outstanding;

                           (B) as a result of share acquisitions made pursuant to a Permitted Bid or Competing Permitted Bid;

                           (C) as a result of share acquisitions made pursuant to a Permitted Acquisition;

                           (D)      as a result of an Exempt Acquisition; or

                           (E)      as a result of a Convertible Security
                                    Acquisition;

                  provided, however, that if a Person becomes the Beneficial Owner of 20% or more of the Voting Shares then outstanding as a result of a purchase, redemption or other acquisition of Voting Shares by the Corporation as provided for in clause (A) above, or as a result of a Permitted Bid or Competing Permitted Bid as provided for in clause (B) above, or as a result of a Permitted Acquisition as provided for in clause
                  (C) above, or as a result of the waiver of the application of
                  Section 3.01 pursuant to Section 5.01(2) as provided for in clause (D) above, or as a result of a Convertible Security Acquisition as provided for in clause (E) above, or as a result of any combination of acquisitions referred to in clauses (A) to (E) above, and after such acquisition or acquisitions such Person becomes the Beneficial Owner of more than an additional 1% of the Voting Shares then outstanding other than pursuant to clauses (A), (B), (C), (D) or (E) above or any combination thereof, such Person shall thereupon immediately be deemed to be an "Acquiring Person";

                  (ii) as a result of such person (a "Grandfathered Person") being the Beneficial Owner of 20% or more of the outstanding Voting Shares of the Corporation determined as at the Record Time provided, however, that this exception shall not be, and shall cease to be, applicable to such Grandfathered Person in the event that such Grandfathered Person shall, after the Record Time, become the Beneficial Owner of any additional Voting Shares of the Corporation that increase its Beneficial Ownership of Voting Shares by more than 1% of the number of Voting Shares outstanding as at the Record Time, other than as a result of a Permitted Bid, a Competing Permitted Bid, a Permitted Acquisition or any Take-Over Bid in respect of which a waiver is, or is deemed to have been, granted under Section 5.01(2);

                  (iii) for a period of ten calendar days after the Disqualification Date (as defined below), where such Person becomes the Beneficial Owner of 20% or more of the outstanding Voting Shares as a result of such Person becoming disqualified from relying on Section 1.01(e)(v) solely because

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                           such Person or the Beneficial Owner of such Voting
                           Shares is making or has announced an intention to make a Take-Over Bid, either alone or by acting jointly or in concert with any other Person. For the purposes of this definition, "Disqualification Date" means the first date of public announcement that any Person is making or has announced an intention to make a Take-Over Bid;

                  (iv) being an underwriter or member of a banking or selling group that becomes the Beneficial Owner of 20% or more of the Voting Shares in connection with a distribution of securities of the Corporation.

         (b) "Affiliate" when used to indicate a relationship with a specified Person, shall mean a Person that controls, or is controlled by, or is under common control with, such specified Person.

         (c) "Agreement" means this agreement and all amendments made hereto by written agreement between the Corporation and the Rights Agent.

         (d) "Alcan" has the meaning ascribed to that term in the first recital hereto.

         (e) "Arrangement" has the meaning ascribed to that term in the first recital hereto.

         (f) "Associate" means, when used to indicate a relationship with a specified Person, a spouse of that Person or any Person with whom that Person is living in a conjugal relationship outside marriage or a child of that Person or a relative of that Person who has the same residence as that Person.

         (g) A Person shall be deemed to be the "Beneficial Owner" of and to have "Beneficial Ownership" of and to "Beneficially Own" any securities which:

                  (i) such Person or any of such Person's Affiliates or Associates owns at law or in equity;

                  (ii) such Person or any of such Person's Affiliates or Associates has the right to become the owner of at law or in equity (whether such right is exercisable immediately or within a period of 60 calendar days thereafter and whether or not on condition or on the happening of any contingency), (A) upon the exercise of any Convertible Securities or (B) pursuant to any agreement, arrangement, pledge or understanding, whether or not in writing, (other than (x) customary agreements with and between underwriters and/or banking group members and/or selling group members with respect to a public offering or private placement of securities and (y) pledges of securities in the ordinary course of business) or upon the exercise of any conversion right, exchange right, share purchase right (other than the Rights), warrant or option; or

                  (iii) without limiting the generality of the foregoing, are beneficially owned within the meaning of paragraphs
                           (i) and (ii) of this definition by any other Person with which such Person is acting jointly or in concert;

                  provided, however, that a Person shall not be deemed to be the "Beneficial Owner" of or to have "Beneficial Ownership" of or to "Beneficially Own" any security:

                  (iv) where such security has been, or has agreed to be, deposited or tendered pursuant to a Lock-up Agreement, or is otherwise deposited or tendered, to any Take-Over Bid made by such Person or by any of such Person's Affiliates or Associates or made by any Person acting jointly or in concert with such Person until such deposited or tendered security has been taken up and paid for, whichever shall first occur;

                  (v) where such Person, any of such Person's Affiliates or Associates or any other Person acting jointly or in concert with such Person holds such security provided that:

                           (A) the ordinary business of any such Person (the "Investment Manager") includes the management of investment funds for others (which others, for greater certainty, may include or be limited to one or more employee benefit plans or pension plans) and such security is held by the Investment Manager in the ordinary course of such business in the performance of such Investment Manager's duties for the account of any other Person (a "Client");

                           (B) such Person (the "Trust Company") is licensed to carry on the business of a trust company under applicable laws and, as such, acts as trustee or administrator or in a similar capacity in relation to the estates of deceased or incompetent Persons (each an "Estate Account") or in relation to other accounts (each an "Other Account") and holds such security in the ordinary course of such duties for the estate of any such deceased or incompetent Person or for such other accounts;

                           (C) such Person is established by statute for purposes that include, and the ordinary business or activity of such Person (the "Statutory Body") includes, the management of investment funds for employee benefit plans, pension plans, insurance plans or various public bodies;

                           (D) such Person (the "Administrator") is the administrator or trustee of one or more pension funds or plans (a "Plan"), or is a Plan, registered under the laws of Canada or any Province thereof or the laws of the United States of America or any State thereof;

                           provided, in any of the above cases, that the Investment Manager, the Trust Company, the Statutory Body, the Administrator or the Plan, as the case may be, is not then making a Take-Over Bid or has not then announced an intention to make a Take- over Bid alone or acting jointly or in concert with any other Person, other than an Offer to Acquire Voting Shares or other securities (x) pursuant to a distribution by the Corporation (y) by means of a Permitted Bid or
                           (z) by means of ordinary market transactions
                           (including prearranged trades entered into in the ordinary course of business of such Person) executed through the facilities of a stock exchange or organized over-the-counter market;

                  (vi)     where such Person is:

                           A. a Client of the same Investment Manager as another Person on whose account the Investment Manager holds such security,

                           B. an Estate Account or an Other Account of the same Trust Company as another Person on whose account the Trust Company holds such security, or

                           C. a Plan with the same Administrator as another Plan on whose account the Administrator holds such security;

                  (vii)    where such Person is:

                           A. a Client of an Investment Manager and such security is owned at law or in equity by the Investment Manger,

                           B. an Estate Account or an Other Account of a Trust Company and such security is owned at law or in equity by the Trust Company, or

                           C. a Plan and such security is owned at law or in equity by the Administrator of the Plan; or

                  (viii) where such Person is a registered holder of such security as a result of carrying on the business of, or acting as a nominee of, a securities depositary.

                  For the purposes of this Agreement, in determining the percentage of the outstanding Voting Shares with respect to which a Person is the Beneficial Owner, all Voting Shares of which such Person is or is deemed to be the Beneficial Owner shall be deemed to be outstanding.

         (h)      "Board" means the board of directors of the Corporation.

         (i) "Business Day" means any day, other than a Saturday or Sunday, on which banks are generally open for business in the City of Montreal.

         (j) "Canadian-U.S. Exchange Rate" means, on any date, the inverse of the U.S.-Canadian Exchange Rate in effect on such date.

         (k) "Canadian Dollar Equivalent" of any amount which is expressed in United States dollars means, on any date, the Canadian dollar equivalent of such amount determined by multiplying such amount by the U.S.-Canadian Exchange Rate in effect on such date.

         (l) "close of business" means, with respect to any date, the time on such date at which the offices of the Rights Agent in the City of Montreal are, after having been open to the public for business, closed to the public.

         (m) "Common Shares", when used with reference to the Corporation, means the common shares in the capital of the Corporation and, when used with reference to any Person other than the Corporation, means the class of shares in the capital of such other Person with the greatest voting power per share.

         (n)      "Competing Permitted Bid" has the meaning set out in Section
                  6.02.

         (o) "controlled": a corporation is "controlled" by another Person if:

                  (i) securities entitled to vote in the election of directors carrying more than 50% of the votes for the election of directors are held, directly or indirectly, by or on behalf of the other person; and

                  (ii) the votes carried by such securities are entitled, if exercised, to elect a majority of the board of directors of such corporation;

                  and "controls", "controlling" and "under common control with" shall be interpreted accordingly.

         (p)      "Convertible Securities" means at any time:

                  (i) any right (contractual or otherwise and regardless of whether such right constitutes a security) to acquire Voting Shares from the Corporation; and

                  (ii) any securities issued by the Corporation from time to time (other than a Right) carrying any exercise, conversion or exchange right;

                  which is then exercisable or exercisable within a period of 60 calendar days from that time, pursuant to which the holder thereof may acquire Voting Shares or other securities which are convertible into, exercisable or exchangeable for Voting Shares (in each case, whether such right is then exercisable or exercisable within a period of 60 calendar days from that time and whether or not on condition or the happening of any contingency).

         (q) "Convertible Security Acquisition" means the acquisition of Voting Shares upon the exercise of a Convertible Security received by a Person pursuant to a Permitted Acquisition.

         (r) "Dividend Reinvestment Acquisition" shall mean an acquisition of Voting Shares of any class pursuant to a Dividend Reinvestment Plan.

         (s) "Dividend Reinvestment Plan" means a regular dividend reinvestment or other plan of the Corporation made available by the Corporation to holders of its securities where such plan permits the holder to direct that some or all of:

                  (i) dividends paid in respect of shares of any class of the Corporation;

                  (ii)     proceeds of redemption of shares of the Corporation;

                  (iii) interest paid on evidences of indebtedness of the Corporation; or

                  (iv)     optional cash payments;

                  be applied to the purchase from the Corporation of Voting Shares.

         (t)      "Election to Exercise" has the meaning set out in Section
                  2.01(4).

         (u) "Exempt Acquisition" means a share acquisition in respect of which the Board has waived the application of Section 3.01 pursuant to the provisions of Sections 5.01(2).

         (v) "Exercise Price" means, as of any date, the price at which a holder may purchase the securities issuable upon the exercise of one Right which, until the adjustment thereof in accordance with the provisions hereof, shall equal $200.

         (w)      "Expansion Factor" has the meaning set out in Section
                  2.03(2)(e).

         (x)      "Expiration Time" means the earlier of:

                  (i)      the Termination Time, or

                  (ii) subject to Sections 5.15 and 5.16, the close of business on 1 May 2014.

         (y) "Flip-In Event" means a transaction or event in which any Person becomes an Acquiring Person.

         (z)      "holder" has the meaning set out in Section 2.08.

         (aa) "Independent Shareholders" means holders of Voting Shares, but shall not include any Acquiring Person or any Offeror (including an Offeror who is making a Permitted Bid or Competing Permitted Bid) other than any Person who by virtue of Section 1.01 (g) (v) is not deemed to Beneficially Own the Voting Shares held by such Person, any Affiliate or Associate of any such Acquiring Person or Offeror or any Person acting jointly or in concert with such Acquiring Person or Offeror, or Persons with rights or powers under any employee stock ownership plans, benefit plans, deferred profit sharing and any other similar plan or trust for the benefit of employees of the Corporation or a Subsidiary of the Corporation, unless the beneficiaries of such plan or trust direct the manner in which such Voting Shares are to be voted or direct whether the Voting Shares are to be tendered to a Take-Over Bid.

         (bb) "Lock-up Agreement" means an agreement between an Offeror, any of its Affiliates or Associates or any other Person acting jointly or in concert with the Offeror and a Person (the "Locked-up Person") who is not an Affiliate or Associate of the Offeror or a Person acting jointly or in concert with the Offeror whereby the Locked-up Person agrees to deposit or tender the Voting Shares held by the Locked-up Person to the Offeror's Take-Over Bid or to any Take-Over Bid made by any of the Offeror's Affiliates or Associates or made by any other Person acting jointly or in concert with the Offeror, where the agreement permits the Locked-up Person to withdraw the Voting Shares from the agreement in order to tender or deposit the Voting Shares to another Take-Over Bid that contains an offering price for each Voting Share that is at least 5% higher than the offering price contained in or proposed to be contained in the Take-Over Bid that the Locked-up Person has agreed to deposit or tender Voting Shares pursuant to the Lock-up Agreement.

         (cc) "Market Price" per share of any securities on any date of determination shall mean the average of the daily Closing Prices Per Share of such securities (determined as described below) on each of the 20 consecutive Trading Days through and including the Trading Day immediately preceding such date; provided, however, that if an event of a type analogous to any of the events described in Section 2.03 hereof shall have caused the closing prices used to determine the Market Price on any Trading Day not to be fully comparable with the closing price on such date of determination or, if the date of determination is not a Trading Day, on the immediately preceding Trading Day, each such closing price so used shall be appropriately adjusted in a manner analogous to the applicable adjustment provided for in Section 2.03 hereof in order to make it fully comparable with the closing price on such date of determination or, if the date of determination is not a Trading Day, on the immediately preceding Trading Day. The "Closing Price Per Share" of any securities on any date shall be:

                  (i) the closing board lot sale price or, if such price is not available, the average of the closing bid and asked prices, for each share as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on The Toronto Stock Exchange;

                  (ii) if the securities are not listed or admitted to trading on The Toronto Stock Exchange, the last sale price, regular way, or, in the case no such sale takes place on such date, the average of the closing bid and asked prices, regular way, for each share of such securities as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange;

                  (iii) if for any reason none of such prices is available on such day or the securities are not listed or admitted to trading on any of The Toronto Stock Exchange or the New York Stock Exchange, the average of the high bid and low asked prices for each share of such securities in the over-the-counter market if such high bid and low asked prices are regularly published in a newspaper or business or financial publication of regular or paid circulation; or

                  (iv) if on any such date the securities are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the securities;

                  provided, however, that if on any such date the securities are not traded in the over-the-counter market, the closing price per share of such securities on such date shall mean the fair value per share of securities on such date as determined by a nationally or internationally recognized Canadian investment dealer (or investment banker) with respect to the fair value per share of such securities. The Market Price shall be expressed in United States dollars and if initially determined in respect of any day forming part of the 20 consecutive Trading Day period in question in Canadian dollars, such amount shall be translated into United States dollars at the U.S. Dollar Equivalent thereof on the relevant Trading Day.

         (dd)     "Offer to Acquire" includes:

                  (i) an offer to purchase, or a solicitation of an offer to sell, Voting Shares, and

                  (ii) an acceptance of an offer to sell Voting Shares, whether or not such offer to sell has been solicited,

                  or any combination thereof, and the Person accepting an offer to sell shall be deemed to be making an Offer to Acquire to the Person that made the offer to sell.

         (ee) "Offeror" means any Person who has announced an intention to make or who is making, but has not completed, a Take-Over Bid (including a Permitted Bid or a Competing Bid) but only so long as the Take-Over Bid so made or announced has not been withdrawn or terminated or has not expired.

         (ff) "Offeror's Securities" means Voting Shares Beneficially Owned on the date of an Offer to Acquire by an Offeror.

         (gg) "Permitted Acquisition" means an acquisition by a Person of Voting Shares pursuant to:

                  (i)      a Dividend Reinvestment Acquisition;

                  (ii) a stock dividend, stock split or other event in respect of securities of the Corporation of one or more particular classes or series pursuant to which such Person becomes the Beneficial Owner of Voting Shares on the same pro rata basis as all other holders of securities of the particular class, classes or series;

                  (iii) the acquisition or the exercise by the Person of only those rights to purchase Voting Shares distributed to that Person in the course of a distribution to all holders of securities of the Corporation of one or more particular classes or series pursuant to a rights offering or rights offering prospectus; or

                  (iv) a distribution by the Corporation of Voting Shares or Convertible Securities (and the conversion or exchange of such ), made pursuant to a prospectus or by way of a private placement, provided that the Person does not thereby acquire a greater percentage of such Voting Shares, or securities convertible into or exchangeable for Voting Shares, so offered than the Person's percentage of Voting Shares Beneficially Owned immediately prior to such acquisition.

         (hh)     "Permitted Bid" has the meaning set out in Section 6.01.

         (ii) "Person" includes any individual, partnership, association, body corporate, unincorporated syndicate, unincorporated organization, trust, trustee, executor, administrator or other legal representative or entity and any successor thereto.

         (jj) "Record Time" has the meaning ascribed to that term in the fourth recital hereto.

         (kk) "Regular Periodic Cash Dividend" means cash dividends declared payable on the Common Shares of the Corporation and paid at regular intervals in any fiscal year of the Corporation to the extent that such cash dividends do not in any fiscal year exceed, in the aggregate, the greatest of:

                  (i) 200% of the aggregate amount of cash dividends declared payable by the Corporation on its Common Shares in its immediately preceding fiscal year,

                  (ii) 300% of the average of the aggregate amounts of cash dividends declared payable by the Corporation on its Common Shares in its three immediately preceding fiscal years, and

                  (iii) 100% of the aggregate consolidated net income of the Corporation, before extraordinary items, for its immediately preceding fiscal year.

         (ll) "Right" means the right of each holder of Common Shares to purchase additional securities upon and subject to the terms and conditions hereof.

         (mm) "Rights Agent" means CIBC Mellon Trust Company or any successor thereto appointed pursuant to Section 4.04.

         (nn)     "Rights Certificate" has the meaning set out in Section
                  2.01(3)(c).

         (oo) "Rights Plan" means the shareholder rights plan established hereby.

         (pp)     "Rights Register" has the meaning set out in Section 2.06(1).

         (qq)     "Rights Registrar" has the meaning set out in Section 2.06(1).

         (rr) "Separation Time" means the close of business on the tenth Business Day after the earliest of:

                  (i)      the Stock Acquisition Date;

                  (ii) the date of the commencement of, or the first public announcement of the intent of any Person (other than a Person making a Permitted Bid or Competing Permitted Bid or the Corporation or any Subsidiary of the Corporation) to commence a Take-Over Bid (other than a Permitted Bid or a Competing Permitted Bid, as the case may be); and

                  (iii) the date on which a Permitted Bid or Competing Bid ceases to qualify as such or on such later day as the Board shall determine acting in good faith; provided that, if any such

                           Take-Over Bid expires, is cancelled, terminated or otherwise withdrawn prior to the Separation Time, such Take-Over Bid shall be deemed, for the purposes of this definition, never to have been made.

         (ss) "Stock Acquisition Date" means the first date of public announcement by the Corporation or an Acquiring Person that an Acquiring Person has become such.

         (tt) "Subsidiary": a corporation shall be a Subsidiary of another corporation if:

                  (i)      it is controlled by:

                           (A)      that other, or

                           (B) that other and one or more corporations each of which is controlled by that other, or

                           (C) two or more corporations each of which is controlled by that other, or

                  (ii) it is a Subsidiary of a corporation that is that other's Subsidiary.

         (uu) "Take-Over Bid" means an Offer to Acquire Voting Shares where the Voting Shares subject to the Offer to Acquire, together with the Offeror's Securities, constitute in the aggregate 20% or more of the outstanding Voting Shares at the date of the Offer to Acquire.

         (vv) "Termination Time" means the time at which the right to exercise the Rights shall terminate pursuant to Section 5.01 hereof.

         (ww) "Trading Day", when used with respect to any securities, shall mean a day on which the principal securities exchange in Canada or the United States of America on which such securities are listed or admitted to trading is open for the transaction of business or, if the securities are not listed or admitted to trading on any securities exchange in Canada or the United States of America, a Business Day.

         (xx)     "U.S.-Canadian Exchange Rate" means, on any date:

                  (i) if on such date the Bank of Canada sets a noon spot rate of exchange for the conversion of United States dollars into Canadian dollars, such rate, or

                  (ii) in any other case, the rate for the conversion of United States dollars into Canadian dollars as determined by the Board acting in good faith.

         (yy) "U.S. Dollar Equivalent" of any amount which is expressed in Canadian dollars means, on any date, the United States dollar equivalent of such amount determined by multiplying such amount by the Canadian-U.S. Exchange Rate in effect on such date.

         (zz) "Voting Shares" means the Common Shares of the Corporation and any other shares in the capital of the Corporation entitled to vote generally in the election of directors.

1.02 HEADINGS

         The division of this Agreement into Articles and Sections and the insertion of headings and a table of contents are for convenience of reference only and shall not affect the construction or interpretation of this Agreement. The terms "this Agreement", "hereof", "hereunder" and similar expressions refer to this Agreement and not to any particular Article, Section or other portion hereof and include any agreement supplemental hereto. Unless something in the subject matter or context is inconsistent therewith, references herein to Articles and Sections are to Articles and Sections of this Agreement.

1.03 EXTENDED MEANINGS

         In this Agreement words importing the singular number only shall include the plural and vice versa and words importing the masculine shall include the feminine gender and vice versa.

1.04 CURRENCY

         All references to currency herein are to lawful money of the United States of America unless otherwise specified.

1.05 SCHEDULE

         The form of the Rights Certificate is annexed hereto as Schedule 1 and incorporated by reference and deemed to be a part hereof.

1.06 LANGUAGE CLAUSE

         Les parties aux presentes ont exige que la presente convention ainsi que tous les documents et avis qui s'y rattachent et/ou qui en decouleront soient rediges en langue anglaise. The parties hereto have required that this Agreement and all documents and notices related thereto or resulting therefrom be drawn up in English.

1.07 ACTING JOINTLY OR IN CONCERT

         For purposes of this Agreement, a Person is acting jointly or in concert with every Person who is a party to any agreement, commitment or understanding, whether formal or informal, with the first Person or any Associate or Affiliate thereof for the purpose of acquiring or offering to acquire Voting Shares (other than customary agreements with and between underwriters and/or banking group members and/or selling group members with respect to a public offering or private placement of securities or pledges of securities in the ordinary course of business).

1.08 AS NOW ENACTED

         For the purposes of this Agreement, references to statutes, as now enacted, shall mean as in force and effect on [10] December 2004.

                             ARTICLE 2 - THE RIGHTS

2.01 INITIAL EXERCISE PRICE, EXERCISE OF RIGHTS AND DETACHMENT OF RIGHTS

(1) Subject to the provisions hereof including, without limiting the generality of the foregoing, Section 2.03, each

         Common Share now or, until the earlier of the Separation Time and the Expiration Time, hereafter issued shall have one Right associated therewith. Subject to the provisions hereof and subject to adjustment as herein set forth, each Right shall entitle the holder thereof, after the Separation Time, to purchase one Common Share for the Exercise Price or its Canadian Dollar Equivalent. Notwithstanding any other provision of this Agreement, any Rights held by the Corporation or by any of its Subsidiaries or Beneficially Owned by an Acquiring Person shall be void.

(2)      Until the Separation Time:

         (a)      no Right shall be exercisable and no Right may be exercised,

         (b) each Right shall be evidenced by the certificate for the associated Common Share, and

         (c) each Right shall be transferable only together with, and shall be transferred by a transfer of, such associated Common Share.

(3)      After the Separation Time but prior to the Expiration Time the Rights:

         (a)      may be exercised in accordance with the provisions hereof, and

         (b)      shall be transferable independently of the Common Shares.

         Promptly following the Separation Time the Corporation will prepare and the Rights Agent shall mail to each holder of Common Shares of record as of the Separation Time (other than an Acquiring Person and, in respect of any Rights Beneficially Owned by such Acquiring Person which are not held of record by such Acquiring Person, the holder of record of such Rights (a "Nominee")) at such holder's address as shown by the records of the Corporation (and the Corporation hereby agrees to furnish copies of such records to the Rights Agent for this purpose),

         (c) a certificate (a "Rights Certificate") substantially in the form annexed hereto as Schedule 1 appropriately completed, representing the number of Rights held by such holder as at the Separation Time and having such marks of identification or designation and such legends, summaries or endorsements printed thereon as the Corporation may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange or quotation system on which the Rights may from time to time be listed or traded, or to conform to usage, and

         (d)      a disclosure statement describing the Rights.

(4) Rights may be exercised on any Business Day after the Separation Time and prior to the Expiration Time by submitting to the Rights Agent the Rights Certificate evidencing such Rights with an election to exercise such Rights (an "Election to Exercise") substantially in the form attached to the Rights Certificate duly completed and accompanied by payment by certified cheque or money order payable to the order of the Rights Agent of a sum equal to the Exercise Price multiplied by the number of Rights being exercised and a sum sufficient to cover any transfer tax or charge which may be payable in respect of any transfer involved in the transfer or delivery of Rights Certificates or the issuance or delivery of certificates for Common Shares in a name other than that of the holder of the Rights being exercised.

(5) Upon receipt of a Rights Certificate together with a duly completed Election to Exercise and the payments provided for in Section 2.01(4), the Rights Agent (unless otherwise instructed by the Corporation in the event that the Corporation is of the opinion that the Rights cannot be exercised in accordance with this Agreement) shall thereupon promptly:

         (a) requisition from the Corporation or its transfer agent for Common Shares, certificates for the number of Common Shares to be purchased;

         (b) after receipt of such Common Share certificates, remit the payments provided for in Section 2.01(4) to the Corporation and deliver the share certificates to or to the order of the registered holder of such Rights Certificate, registered in such name or names as may be designated by such holder;

         (c) when appropriate, requisition from the Corporation the amount of cash to be paid in lieu of issuing fractional Common Shares; and

         (d) tender to the Corporation all payments received on exercise of the Rights.

(6) If the holder of any Rights exercises less than all the Rights evidenced by such holder's Rights Certificate, a new Rights Certificate evidencing the remaining unexercised Rights shall be issued by the Rights Agent to such holder or to such holder's duly authorized assigns.

(7)      The Corporation shall:

         (a) promptly deliver the share certificates requisitioned by the Rights Agent pursuant to Section 2.01(5)(a) to the Rights Agent;

         (b) take all such action as may be necessary and reasonably within its power to ensure that all Common Shares delivered upon the exercise of the Rights shall, at the time of delivery of the certificates for such shares (subject to payment of the Exercise Price), be duly and validly authorized, executed, issued and delivered as fully paid and non-assessable shares;

         (c) take all such action as may be necessary and reasonably within its power to comply with the applicable requirements of securities laws in Canada and the United States of America in connection with the issuance and delivery of the Rights Certificates and the issuance of Common Shares upon the exercise of the Rights;

         (d) use reasonable efforts to cause all Common Shares issued upon the exercise of the Rights to be listed upon issuance on The Toronto Stock Exchange, the New York Stock Exchange and such other exchanges, if any, that the Corporation determines are appropriate;

         (e) cause to be reserved and kept available out of the authorized and unissued Common Shares, the number of Common Shares that, as provided in this Agreement, will from time to time be sufficient to permit the exercise in full of all outstanding Rights;

         (f) pay when due and payable any and all federal, provincial and state transfer taxes of Canada and the United States of America (except, for greater certainty, any income taxes of the holder or exercising holder or any liability of the Corporation to withhold tax) and charges which may be payable in respect of the original issuance or delivery of the Rights Certificates, provided that the Corporation shall not be required to pay any transfer tax or charge which may be payable in respect of any transfer involved in the transfer or delivery of Rights Certificates or the issuance or delivery of certificates for Common Shares in a name other than that of the holder of the Rights being transferred or exercised; and

         (g) after the Separation Time, except as permitted by Section 5.01, not take (or permit any Subsidiary to take) any action if at the time such action is taken it is reasonably foreseeable that such action will diminish substantially or otherwise eliminate the benefits intended to be afforded by the Rights.

2.02 LEGEND ON COMMON SHARE CERTIFICATES

(1) Certificates issued for Common Shares after the Record Time but prior to the earlier of the Separation Time and the Expiration Time shall have printed on or affixed to them the following legend in, if appropriate, both the English and French languages:

                  "Until the Separation Time (as defined in the Shareholder Rights Agreement referred to below), this certificate also evidences and entitles the holder hereof to certain Rights as set forth in a Shareholder Rights Agreement made as of [10] December 2004, (the "Rights Agreement") between Novelis Inc. (the "Corporation") and CIBC Mellon Trust Company, as Rights Agent, the terms of which are incorporated herein by reference and a copy of which is on file at the principal executive offices of the Corporation. Under certain circumstances, as set forth in the Rights Agreement, such Rights may be amended, redeemed, may expire, may become void if, in certain cases, they are "Beneficially Owned" by an "Acquiring Person" (as such terms are defined in the Rights Agreement) or a transferee thereof, or may be evidenced by separate certificates and may no longer be evidenced by this certificate. The Corporation will mail or arrange for the mailing of a copy of the Rights Agreement to the holder of this certificate without charge within five days after the receipt of a written request therefor."

(2) Certificates representing Common Shares that are issued and outstanding at any time shall evidence one Right for each Common Share evidenced thereby notwithstanding the absence of a legend in accordance with
         Section 2.02(1).

2.03 ADJUSTMENTS

(1) The Exercise Price, the number and kind of securities subject to purchase upon exercise of each Right and the number of Rights outstanding are subject to adjustment from time to time as provided in this Section 2.03.

(2) If the Corporation shall at any time after the Record Time but prior to the Expiration Time:

         (a) declare or pay a dividend on the Common Shares payable in Common Shares or Convertible Securities other than pursuant to any optional stock dividend programme,

         (b) subdivide or change the then outstanding Common Shares into a greater number of Common Shares,

         (c) combine or change the then outstanding Common Shares into a smaller number of Common Shares, or

         (d) issue any Common Shares or Convertible Securities in respect of, in lieu of or in exchange for existing Common Shares in a reclassification, amalgamation, arrangement or consolidation,

         the Exercise Price and the number of Rights outstanding or, if the payment or effective date thereof shall occur after the Separation Time, the securities purchasable upon exercise of the Rights shall be adjusted in the following manner.

         If the Exercise Price and the number of Rights outstanding are to be adjusted:

         (e) the Exercise Price in effect after such adjustment shall be equal to the Exercise Price in effect immediately prior to such adjustment divided by the number of Common Shares that a holder of one Common Share immediately prior to such dividend, subdivision, change, combination or issuance would hold thereafter as a result thereof (such denominator being the "Expansion Factor"), and

         (f) each Right held prior to such adjustment shall become that number of Rights equal to the Expansion Factor and, if such adjustment is to be made prior to the Separation Time, the adjusted number of Rights shall be deemed to be distributed among the Common Shares with respect to which the original Rights were associated (if they remain outstanding) and the shares issued in respect of such dividend, subdivision, change, combination or issuance, so that each such Common Share shall have exactly one Right associated with it.

         If the securities purchasable upon the exercise of the Rights are to be adjusted, the securities purchasable upon the exercise of each Right after such adjustment shall be the securities that a holder of the securities purchasable upon the exercise of one Right immediately prior to such dividend, subdivision, change, combination or issuance would hold thereafter as a result thereof.

         If, after the Record Time but prior to the Expiration Time, the Corporation issues any securities in a transaction of a type described in the first sentence of this Section 2.03(2) which are exchangeable for or convertible into or give a right to acquire Common Shares, such securities shall be treated herein as nearly equivalent to Common Shares as may be practicable and appropriate under the circumstances and the Corporation and the Rights Agent shall amend this Agreement in order to effect such treatment; provided that no such amendment may materially adversely affect the interests of the holders of the Rights generally.

         In the event the Corporation shall at any time after the Record Time and prior to the Separation Time issue any Common Share otherwise than in a transaction referred to in this Section 2.03(2), each Common Share so issued shall automatically have one new Right associated with it which Right shall be evidenced by the certificate representing such Common Share.

(3) If the Corporation at any time after the Record Time but prior to the Expiration Time fixes a record date for the making of a distribution to all holders of Common Shares of rights or warrants entitling them (for a period expiring within 45 calendar days after such record date) to subscribe for or purchase Common Shares (or securities convertible into or exchangeable for or carrying a right to purchase or subscribe for Common Shares) at a price per Common Share (or, if a security convertible into or exchangeable for or carrying a right to purchase or subscribe for Common Shares, having a conversion, exchange or exercise price (including the price required to be paid to purchase such convertible or exchangeable security or right per share)) less than 95% of the Market Price per Common Share on such record date, the Exercise Price shall be adjusted by multiplying the Exercise Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the number of Common Shares outstanding on such record date plus the number of Common Shares which the aggregate offering price of the total number of Common Shares so to be offered (and/or the aggregate initial conversion, exchange or exercise price of the convertible or exchangeable securities or rights so to be offered (including the price required to be paid to purchase such convertible or exchangeable securities or rights)) would purchase at such Market Price and the denominator of which shall be the number of Common Shares outstanding on such record date plus the number of additional Common Shares to be offered for subscription or purchase (or into which the convertible or exchangeable securities or rights so to be offered are initially convertible, exchangeable or exercisable). In case such subscription price may be paid in a consideration all or part of which is in a form other than cash, the value of such consideration shall be as determined in good faith by the Board. To the extent that such rights or warrants are not exercised prior to the expiration thereof, the Exercise Price shall be readjusted to the Exercise Price that would then be in effect based on the number of Common Shares (or securities convertible into or exchangeable for Common Shares) actually issued upon the exercise of such rights.

         For the purposes of this Agreement, the granting of the right to purchase Common Shares (whether from treasury or otherwise) pursuant to any (i) Dividend Reinvestment Plan and/or (ii) Common Share purchase plan providing for the investment of periodic optional payments and/or
         (iii) employee or executive or director benefit or similar plans (so long as such right to purchase is in no case evidenced by the delivery of rights or warrants) shall not be deemed to constitute an issue of rights or warrants by the Corporation; provided, however, that, in the case of any Dividend Reinvestment Plan or Common Share purchase plan, the right to purchase Common Shares is at a price per share not less than 90% of the then Market Price of the Common Shares.

(4) If the Corporation at any time after the Record Time but prior to the Expiration Time fixes a record date for the making of a distribution to all holders of Common Shares of evidences of indebtedness or assets (other than a Regular Periodic Cash Dividend or a dividend paid in Common Shares) or rights or warrants (excluding those referred to in
         Section 2.03(3)), the Exercise Price shall be adjusted by multiplying the Exercise Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the Market Price per Common Share on such record date less the fair market value per Common Share (as determined in good faith by the Board) of the evidences of indebtedness, assets, rights or warrants to be so distributed and the denominator of which shall be the Market Price per Common Share on such record date. Such adjustments shall be made successively whenever such a record date is fixed, and in the event that such a distribution is not so made, the Exercise Price shall be adjusted to be the Exercise Price that would have been in effect if such record date had not been fixed.

(5)      Each adjustment made pursuant to this Section 2.03 shall be made as of:

         (a) the payment or effective date for the applicable dividend, subdivision, change, combination or issuance, in the case of an adjustment made pursuant to Section 2.03(2), or

         (b) the record date for the applicable dividend or distribution, in the case of an adjustment made pursuant to Sections 2.03(3) or (4).

(6) Subject to a prior consent of the holders of Voting Shares or Rights obtained as set forth in Sections 5.04(3) or (4) as applicable, if the Corporation at any time after the Record Time but prior to the Expiration Time issues any shares in the capital of the Corporation (other than Common Shares), any rights or warrants to subscribe for or purchase any such shares, or any securities convertible into or exchangeable for any such shares and the Board, acting in good faith, determines that the adjustments contemplated by Sections 2.03(2), (3) or (4) are not applicable and the interests of the holders of the Rights will, as a result thereof, be adversely affected or, if applicable, such adjustments will not appropriately protect the interests of the holders of the Rights, the Board may determine what adjustments to the Exercise Price, number of Rights and/or securities purchasable upon exercise of the Rights would be appropriate to protect the interests of the holders of the Rights and, notwithstanding Sections 2.03(2), (3) or (4), such adjustments, rather than, if applicable, the adjustments contemplated by Sections 2.03(2), (3) or
         (4), shall be made and the Corporation and the Rights Agent shall amend this Agreement as appropriate to provide for such adjustments.

(7) Notwithstanding anything herein to the contrary, no adjustment to the Exercise Price shall be required unless such adjustment would require an increase or decrease of at least 1% in the Exercise Price, provided that any adjustment which is not made as a result of the provisions of this Section 2.03(7) shall be carried forward and taken into account in any subsequent adjustment. Each adjustment to the Exercise Price made pursuant to this Section 2.03 shall be rounded upward or downward to the nearest cent. Whenever an adjustment to the

         Exercise Price is made pursuant to this Section 2.03, the Corporation shall promptly:

         (a) prepare a certificate setting forth such adjustment and a brief statement of the facts accounting for such adjustment,

         (b) file a copy of such certificate with the Rights Agent and each transfer agent for the Common Shares, and

         (c)      mail a brief summary thereof to each holder of a Right.

(8) Irrespective of any adjustment or change in the securities purchasable upon exercise of the Rights, the Rights Certificates theretofore and thereafter issued shall continue to express the securities so purchasable which were expressed in the initial Rights Certificates issued hereunder.

(9) Notwithstanding anything contained in this Section 2.03 to the contrary, the Corporation shall be entitled to make such reductions in the Exercise Price, in addition to those adjustments expressly required by this Section 2.03, as and to the extent that in their good faith judgment the Board shall determine to be advisable, in order that any:

         (a)      stock dividend;

         (b)      consolidation or subdivision of Common Shares;

         (c) issuance (wholly or in part for cash) of Common Shares or securities that by their terms are convertible into or exchangeable for Common Shares; or

         (d)      issuance of rights, options or warrants referred to in this
                  Section 2.03,

         hereafter made by the Corporation to holders of its Common Shares, shall not be taxable to such shareholders.

2.04 DATE ON WHICH EXERCISE IS EFFECTIVE

Each person in whose name any certificate for Common Shares is issued upon the exercise of the Rights shall for all purposes be deemed to have become the holder of record of the Common Shares represented thereby on, and such certificate shall be dated, the date upon which the Rights Certificate evidencing such Rights was duly surrendered and the payment of the Exercise Price for such Rights (and any applicable transfer tax and other governmental charge payable by the exercising holder hereunder) was made; provided, however, that if the date of such surrender and payment is a date upon which the Common Share transfer books of the Corporation are closed, such person shall be deemed to have become the record holder of such shares on, and such certificates shall be dated, the next succeeding Business Day on which the Common Share transfer books of the Corporation are open.

2.05 EXECUTION, AUTHENTICATION, DELIVERY AND DATING OF RIGHTS CERTIFICATES

(1) The Rights Certificates shall be executed (either manually or by facsimile signature) on behalf of the Corporation by any two officers of the Corporation under its corporate seal or a facsimile thereof. Rights Certificates bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Corporation shall bind the Corporation, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the countersignature and delivery of such Rights Certificates as herein provided for.

(2) Promptly after the Corporation learns of the Separation Time, the Corporation shall notify the Rights Agent of such Separation Time and, subject to compliance with Section 2.01(7), shall deliver Rights Certificates executed by the Corporation to the Rights Agent for countersignature, and the Rights Agent shall countersign (manually or by facsimile signature in a manner satisfactory to the Corporation) and give such Rights Certificates to the holders of the Rights pursuant to
         Section 2.01(3) hereof. No Rights Certificates shall be valid for any purpose unless countersigned by the Rights Agent as aforesaid.

(3) Each Rights Certificate shall be dated the date of countersignature thereof.

2.06 REGISTRATION OF RIGHTS

(1) The Corporation shall cause a register (the "Rights Register") to be kept after the Separation Time in which, subject to such reasonable regulations as it may prescribe, the Corporation shall provide for the registration of the Rights. The Rights Agent is hereby appointed "Rights Registrar" for the purpose of maintaining the Rights Register for the Corporation and registering the Rights and the transfers and exchanges of the Rights as herein provided. If the Rights Agent ceases to be the Rights Registrar, the Rights Agent shall have the right to examine the Rights Register at all reasonable times.

(2) After the Separation Time and prior to the Expiration Time, upon surrender of any Rights Certificate and subject to the provisions of Sections 2.06(4) and (5), the Corporation shall execute, and the Rights Agent shall countersign and deliver in the name of the holder or the designated transferee or transferees, as required pursuant to the holder's instructions, one or more new Rights Certificates evidencing the same aggregate number of Rights as did the Rights Certificates so surrendered.

(3) All Rights issued upon any registration of transfer or exchange of Rights Certificates shall be valid obligations of the Corporation and shall be entitled to the same benefits under this Agreement as the Rights surrendered upon such registration of transfer or exchange.

(4) Every Rights Certificate surrendered for transfer or exchange shall be duly endorsed, or be accompanied by a written instrument of transfer in a form satisfactory to the Corporation or the Rights Agent, as the case may be, duly executed by the holder thereof or such holder's attorney duly authorized in writing.

(5)      As a condition to the issuance of any new Rights Certificate under this
         Section 2.06, the Corporation may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto.

2.07 MUTILATED, DESTROYED, LOST AND STOLEN RIGHTS CERTIFICATES

(1) If any mutilated Rights Certificate is surrendered to the Rights Agent prior to the Expiration Time, the Corporation shall execute and the Rights Agent shall countersign and deliver in the name of the holder in exchange therefor a new Rights Certificate evidencing the same number of Rights as did the Rights Certificate so surrendered.

(2) If prior to the Expiration Time there is delivered to the Corporation and the Rights Agent:

         (a) evidence to their satisfaction of the destruction, loss or theft of any Rights Certificate, and

         (b) such security or indemnity as may be required by each of them to save each of them and any of their agents harmless,

         then, in the absence of notice to the Corporation or the Rights Agent that such Rights Certificate has been acquired by a bona fide purchaser, the Corporation shall execute and the Rights Agent shall countersign and deliver in the name of the holder, in lieu of any such destroyed, lost or stolen Rights Certificate, a new Rights Certificate evidencing the same number of Rights as did the Rights Certificate so destroyed, lost or stolen.

(3)      As a condition to the issuance of any new Rights Certificate under this
         Section 2.07, the Corporation may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expense (including the fees and expenses of the Rights Agent) connected therewith.

(4) Every new Rights Certificate issued pursuant to this Section 2.07 in lieu of any destroyed, lost or stolen Rights Certificate shall evidence an original additional contractual obligation of the Corporation, whether or not the destroyed, lost or stolen Rights Certificate shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Agreement equally and proportionally with any and all other Rights duly issued hereunder.

2.08 PERSONS DEEMED OWNERS

         Prior to due presentment of a Rights Certificate (or, prior to the Separation Time, the associated Common Share certificate) for registration of transfer, the Corporation, the Rights Agent and any agent of the Corporation or the Rights Agent may deem and treat the person in whose name such Rights Certificate (or, prior to the Separation Time, such Common Share certificate) is registered as the absolute owner thereof and of the Rights evidenced thereby for all purposes whatsoever. As used in this Agreement, unless the context otherwise requires, the term "holder" of Rights shall mean the registered holder of such Rights (or, prior to the Separation Time, the associated Common Shares).

2.09 DELIVERY AND CANCELLATION OF CERTIFICATES

         All Rights Certificates surrendered upon exercise or for registration of transfer or exchange shall, if surrendered to any person other than the Rights Agent, be delivered to the Rights Agent and, in any case, shall be promptly cancelled by the Rights Agent. The Corporation may at any time deliver to the Rights Agent for cancellation any Rights Certificates previously countersigned and delivered hereunder which the Corporation may have acquired in any manner whatsoever, and all Rights Certificates so delivered shall be promptly cancelled by the Rights Agent. No Rights Certificate shall be countersigned in lieu of or in exchange for any Rights Certificates cancelled as provided in this
         Section 2.09, except as expressly permitted by this Agreement. The Rights Agent shall destroy all cancelled Rights Certificates and promptly thereafter deliver a certificate of destruction to the Corporation on request.

2.10 AGREEMENT OF RIGHTS HOLDERS

         Every holder of Rights, by accepting the same, consents and agrees with the Corporation and the Rights Agent and with every other holder of Rights that:

         (a) such holder shall be bound by and subject to the provisions of this Agreement, as amended from time to time in accordance with the terms hereof in respect of all Rights held;

         (b) prior to the Separation Time, each Right will be transferable only together with, and will be transferred by a transfer of, the associated Common Shares and after the Separation Time, the Rights shall be transferable only on the Rights Register as provided herein;

         (c) prior to due presentment of a Rights Certificate (or, prior to the Separation Time, the associated Common Share certificate) for transfer, the Corporation, the Rights Agent and any agent of the Corporation or the Rights Agent may deem and treat the person in whose name the Rights Certificate (or, prior to the Separation Time, the associated Common Share certificate) is registered as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on such Rights Certificate or the associated Common Share certificate made by anyone other than the Corporation or the Rights Agent) for all purposes whatsoever, and neither the Corporation nor the Rights Agent shall be affected by any notice to the contrary;

         (d) without the approval of any holder of Rights and upon the sole authority of the Board acting in good faith this Agreement may be supplemented or amended from time to time pursuant and subject to Section 2.03 or Section 5.04;

         (e) if such holder at any time becomes an Acquiring Person or otherwise becomes subject to the provisions of Section 3.01(2), the Rights held by such holder shall immediately become void pursuant to the provisions of Section 3.01(2);

         (f) such holder of Rights has waived his right to receive any fractional Right or any fractional Share or other security upon exercise of a Right (except as specifically provided herein); and

         (g) notwithstanding anything in this Agreement to the contrary, neither the Corporation nor the Rights Agent shall have any liability to any holder of a Right or any other Person as a result of its inability to perform any of its obligations under this Agreement by reason of any preliminary or permanent injunction or other order, decree or ruling issued by a court of competent jurisdiction or by a governmental, regulatory or administrative agency or commission, or any statute, rule, regulation or executive order promulgated or enacted by any governmental authority, prohibiting or otherwise restraining performance of such obligation.

                   ARTICLE 3 - EFFECT OF CERTAIN TRANSACTIONS

3.01     FLIP-IN EVENT

         (1) Subject to Section 3.01(2) and Section 5.01, if a Flip-In Event occurs prior to the Expiration Time, the Corporation shall take such action as is necessary to ensure and provide that, except as provided below, each Right shall thereafter constitute the right to purchase from the Corporation, upon the exercise thereof in accordance with the terms hereof, that number of Common Shares of the Corporation having an aggregate Market Price on the date of consummation or occurrence of such Flip-In Event equal to twice the Exercise Price for an amount in cash equal to the Exercise Price (such right to be appropriately adjusted in a manner analogous to the applicable adjustment provided for in Section 2.03 in the event that after such date of consummation or occurrence an event of a type analogous to any of the events described in Section 2.03 shall have occurred with respect to such Common Shares).

         (2) Notwithstanding the foregoing, upon the occurrence of any Flip-In Event, any Rights that are or were Beneficially Owned on or after the Stock Acquisition Date by:

                  (i) an Acquiring Person (or any Affiliate or Associate of an Acquiring Person or any Person acting jointly or in concert with an Acquiring Person or any Affiliate or Associate of an Acquiring Person), or

                  (ii) a transferee, direct or indirect, from an Acquiring Person (or any Affiliate or Associate of an Acquiring Person or any Person acting jointly or in concert with an Acquiring Person or any Affiliate or Associate of an Acquiring Person) in a transfer, whether or not for consideration, that the Board, acting in good faith has determined is part of a plan, arrangement or scheme of an Acquiring Person (or any Affiliate or Associate of an Acquiring Person) that has the purpose or effect of avoiding clause (i) of this Section 3.01(2), shall become void and any holder of such Rights (including transferees) shall thereafter have no right to exercise such Rights under any provision of this Agreement or otherwise.

                  From and after the Separation Time, the Corporation shall do all such acts and things as shall be necessary and within its power to ensure compliance with the provisions of this Section 3.01, including without limitation, all such acts and things as may be required to satisfy the requirements of the Canada Business Corporations Act, the Securities Act (Ontario) and the securities laws or comparable legislation of each of the provinces of Canada, the United States of America and each of the states thereof in respect of the issue of Common Shares upon the exercise of Rights in accordance with this Agreement.

         (3) Any Rights Certificate issued pursuant to Section 2.01 that represents Rights Beneficially Owned by a Person described in either clauses (i) or (ii) of Section 3.01(2) or transferred to any nominee of any such Person and any Rights Certificates issued upon transfer, exchange, replacement or adjustment of any other Rights Certificates referred to in this sentence shall contain or will be deemed to contain the following additional legend:

                           "The Rights represented by this Rights Certificate represent Rights Beneficially Owned by an Acquiring Person (as such terms are defined in the Rights Agreement). This Rights Certificate and the Rights represented hereby shall become void in the circumstances specified in Section 3.01(2) of the Shareholder Rights Agreement.";

                  provided that the Rights Agent shall not be under any responsibility to ascertain the existence of facts that would require the imposition of such legend but shall be required to impose such legend only if instructed to do so by the Corporation in writing or if a holder fails to certify upon transfer or exchange in the space provided on the Rights Certificate that the Rights represented thereby are not, and, to the best of such holder's knowledge, never have been, Beneficially Owned by an Acquiring Person after such person became an Acquiring Person.

                          ARTICLE 4 - THE RIGHTS AGENT

4.01 GENERAL

(1) The Corporation hereby appoints the Rights Agent to act as agent for the Corporation and the holders of Rights in accordance with the terms and conditions hereof, and the Rights Agent hereby accepts such appointments. The Corporation may upon such terms as it considers appropriate from time to time appoint such Co-Rights Agents as it may deem necessary or desirable subject to the Rights Agent receiving notice of such appointment. If the Corporation appoints one or more Co-Rights Agents, the respective duties of the Rights Agent and Co-Rights Agents shall be as the Corporation may determine subject to the approval of the Rights Agent. The Corporation agrees to pay to the Rights Agent reasonable compensation for all services rendered by it hereunder and, from time to time, on demand by the Rights Agent, its reasonable expenses and counsel fees and other disbursements incurred in the administration and execution of this Agreement and the exercise and performance of its duties hereunder. The Corporation also agrees to indemnify the Rights Agent, its officers, directors, employees and agents for, and to hold them harmless against, any loss, liability or expense, if incurred without negligence, bad faith or wilful misconduct on the part of the Rights Agent for anything done or omitted to be done by the Rights Agent in connection with the exercise and performance of its duties hereunder, including the costs and expenses of defending against any claim of liability, which right to indemnification shall survive the termination of this Agreement or the removal or resignation of the Rights Agent.

(2) The Rights Agent shall be protected and shall incur no liability for or in respect of any action taken, suffered or omitted to be taken by it in connection with the exercise and performance of its duties hereunder in reliance upon any certificate for Common Shares, Rights Certificate, certificate for other securities of the Corporation, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement or other paper or document believed by it to be genuine and to be signed, executed and, where necessary, verified or acknowledged, by the proper Person or Persons.

(3) The Corporation shall inform the Rights Agent in a reasonably timely manner of events which may materially affect the administration of this Agreement by the Rights Agent and at any time, upon request, shall provide to the Rights Agent an incumbency certificate with respect to the then current officers of the Corporation, provided that failure to inform the Rights Agent of any such events, or any defect therein, shall not affect the validity of any action taken hereunder in relation to such events.

4.02 MERGER OR CONSOLIDATION OR CHANGE OF NAME OF THE RIGHTS AGENT

(1) Any corporation into which the Rights Agent or any successor Rights Agent may be merged or amalgamated or with which it may be consolidated, or any corporation resulting from any merger, amalgamation or consolidation to which the Rights Agent or any successor Rights Agent is a party, or any corporation succeeding to the shareholder or stockholder services business of the Rights Agent or any successor Rights Agent, will be the successor to the Rights Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that such corporation would be eligible for appointment as a successor Rights Agent under the provisions of Section 4.04. In case at the time such successor Rights Agent succeeds to the agency created by this Agreement any of the Rights Certificates have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of the predecessor Rights Agent and deliver such Rights Certificates so countersigned; and in case at that time any of the Rights Certificates have not been countersigned, any successor Rights Agent may countersign such Rights Certificates either in the name of the predecessor Rights Agent or in the name of the successor Rights Agent; and in all such cases such Rights Certificates shall have the full force provided for in the Rights Certificates and in this Agreement.

(2) In case at any time the name of the Rights Agent is changed and at such time any of the Rights Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Rights Certificates so countersigned; and in case at that time any of the Rights Certificates shall not have been countersigned, the Rights Agent may countersign such Rights Certificates either in its prior name or in its changed name; and in all such cases such Rights Certificates shall have the full force provided for in the Rights Certificates and in this Agreement.

4.03 ENTITLEMENTS OF THE RIGHTS AGENT

         The Rights Agent undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions, by which the Corporation and every holder of Rights, by accepting the same, shall be bound:

         (a) the Rights Agent may retain and consult with legal counsel (who may be legal counsel for the Corporation), or such other experts or advisors as the Rights Agent deems necessary to carry out its duties under this Agreement, and the opinion of such counsel or other expert or advisor shall be full and complete authorization and protection to the Rights Agent with respect to any action taken or omitted by it in good faith and in accordance with such opinion;

         (b) whenever in the performance of its duties under this Agreement the Rights Agent deems it necessary or desirable that any fact or matter be proved or established by the Corporation prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by persons believed by the Rights Agent to be Chairman of the Board, President, Chief Executive Officer, any Vice President, Chief Financial Officer, the Secretary, or any Assistant Secretary of the Corporation and delivered to the Rights Agent; and such certificate shall be full authorization to the Rights Agent for any action taken or suffered in good faith by it under the provisions of this Agreement in reliance upon such certificate;

         (c) the Rights Agent shall be liable hereunder for its own negligence, bad faith or wilful misconduct;

         (d) the Rights Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the certificates for Common Shares or the Rights Certificates (except its countersignature thereof) or be required to verify the same, and all such statements and recitals are and shall be deemed to have been made by the Corporation only;

         (e) the Rights Agent shall not be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due authorization, execution and delivery hereof by the Rights Agent) or in respect of the validity or execution of any Common Share certificate or Rights Certificate (except its countersignature thereof); nor shall it be responsible for any breach by the Corporation of any covenant or condition contained in this Agreement or in any Rights Certificate; nor shall it be responsible for any change in the exercisability of the Rights (including the Rights becoming void pursuant to Section 3.01(2)) or any adjustment required under the provisions of Section 2.03 or for the manner, method or amount of any such adjustment or the ascertaining of the existence of facts that would require any such adjustment (except with respect to the exercise of Rights after receipt of the certificate contemplated by Section 2.03 describing any such adjustment); nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization of any Common Shares to be issued pursuant to this Agreement or any Rights or as to whether any Common Shares will, when issued, be duly and validly authorized, executed, issued and delivered as fully paid and non-assessable;

         (f) the Corporation shall perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Agreement ;

         (g) the Rights Agent is hereby authorized and directed to accept instructions with respect to the performance of its agency duties hereunder from any person believed by the Rights Agent to be the Chief Executive Officer or the Chief Legal Officer or the Chief Financial Officer of the Corporation, and to apply to such persons for advice or instructions in connection with its duties, and it shall not be liable for any action taken or suffered by it in good faith in accordance with instructions of any such person;

         (h) the Rights Agent and any shareholder, director, officer or employee of the Rights Agent may buy, sell or deal in Common Shares, Rights or other securities of the Corporation or become pecuniarily interested in any transaction in which the Corporation may be interested, or contract with or lend money to the Corporation or otherwise act as fully and freely as though it were not Rights Agent under this Agreement. Nothing herein shall preclude the Rights Agent from acting in any other capacity for the Corporation or for any other legal entity; and

         (i) the Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents, and the Rights Agent shall not be answerable or accountable for any act, default, neglect or misconduct of any such attorneys or agents or for any loss to the Corporation resulting from any such act, default, neglect or misconduct, provided reasonable care was exercised in the selection and continued employment thereof.

4.04 CHANGE OF THE RIGHTS AGENT

         The Rights Agent may resign and be discharged from its duties under this Agreement upon 60 calendar days' notice (or such lesser notice as is acceptable to the Corporation) to the Corporation, to each transfer agent of Common Shares by registered or certified mail and to the holders of Rights in accordance with Section 5.08 at the Corporation's expense. The Corporation may remove the Rights Agent upon 60 calendar days' notice to the Rights Agent, to each transfer agent of the Common Shares by registered or certified mail and to the holders of Rights in accordance with Section 5.08. If the Rights Agent resigns or is removed or otherwise becomes incapable of acting, the Corporation shall appoint a successor to the Rights Agent. If the Corporation fails to make such appointment within a period of 30 CALENDAR days after such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of any Rights (which holder shall, with such notice, submit such holder's Rights Certificate for inspection by the Corporation), then the Rights Agent at the Corporation's expense or the holder of any Rights may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. Any successor Rights Agent, whether appointed by the Corporation or by such a court, shall be a corporation incorporated under the laws of Canada or a province thereof authorized to carry on the business of a trust company in the Province of Ontario. After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed; but the predecessor Rights Agent upon payment of all outstanding fees expenses owed to it under this Agreement shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Not later than the effective date of any such appointment, the Corporation shall file notice thereof in writing with the predecessor Rights Agent and each transfer agent of the Common Shares, and give a notice thereof to the holders of the Rights. Failure to give any notice provided for in this Section 4.04 or any defect therein shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.

                            ARTICLE 5 - MISCELLANEOUS

5.01 REDEMPTION, WAIVER AND TERMINATION

(1) Subject to the prior consent of the holders of Voting Shares or Rights obtained as set forth in Sections 5.04(3) or (4), as applicable, the Board acting in good faith may, at its option, at any time prior to the provisions of Sections 3.01 becoming applicable as a result of the occurrence of a Flip-In Event, elect to redeem all but not less than all of the then outstanding Rights at a redemption price of $0.01 per Right appropriately adjusted in a manner analogous to the applicable adjustment provided for in Section 2.03 in the event that an event of the type analogous to any of the events described in Section 2.03 shall have occurred (such redemption price being herein referred to as the "Redemption Price").

(2) The Board may, until a Flip-In Event shall occur, upon written notice delivered to the Rights Agent, determine to waive the application of
         Section 3.01 to such particular Flip-In Event but only if such Flip-In Event would occur as a result of a Take-Over Bid made by way of a Take-Over Bid circular to all holders of Voting Shares of record; provided that if the Board waives the application of Section 3.01 to a particular Flip-In Event, the Board shall be deemed to have waived the application of Section 3.01 to any other Flip-In Event, that would occur as a result of a Take-Over Bid which is made by means of a Take-Over Bid circular to all holders of Voting Shares of record prior to the expiry of any Take-Over Bid in respect of which a waiver is, or is deemed to have been, granted under this Section 5.01(2).

(3) Notwithstanding Section 5.01(2), upon written notice delivered to the Rights Agent, the Board may also, with respect to any Flip-In Event, waive the application of Section 3.01 to that Flip-In Event, provided that both of the following conditions are satisfied:

         (i) the Board has determined that the Acquiring Person became an Acquiring Person by inadvertence and without any intent that he would become an Acquiring Person; and

         (ii) such Acquiring Person has reduced his Beneficial Ownership of Voting Shares such that at the time of waiver pursuant to this
                  Section 5.01(3) he is no longer an Acquiring Person.

(4) If the Board elects or is deemed to have elected to redeem the Rights, the right to exercise the Rights will thereupon, without further action and without notice, terminate and each Right will after redemption be null and void and the only right thereafter of the holders of Rights will be to receive the Redemption Price and no further Rights shall thereafter be issued.

(5) Within 10 calendar days after the Board electing or having been deemed to have elected to redeem the Rights, the Corporation shall give notice of redemption to the holders of the then outstanding Rights by mailing such notice to each such holder at its last address as it appears upon the registry books of the Rights Agent or, prior to the Separation Time, on the registry books of the Corporation for the Common Shares. Any notice which is mailed in the manner herein provided will be deemed given, whether or not the holder receives the notice. Each such notice of redemption will state the method by which the payment of the Redemption Price will be made. The failure to give or any defect in such notice shall not affect the validity of such redemption.

(6) Where a Take-Over Bid that is not a Permitted Bid or Competing Permitted Bid is withdrawn or otherwise terminated after the Separation Time has occurred and prior to the occurrence of a Flip-In Event, the Board may elect to redeem all the outstanding Rights at the Redemption Price.

(7) Upon the Rights being redeemed pursuant to Section 5.01(6), all the provisions of this Agreement shall continue to apply as if the Separation Time had not occurred and Rights Certificates representing the number of Rights held by each holder of record of Common Shares, as of the Separation Time had not been mailed to each such holder and for all purposes of this Agreement the Separation Time shall be deemed not to have occurred.

(8) In the event that prior to the occurrence of a Flip-In Event a Person acquires, pursuant to a Permitted Bid, a Competing Permitted Bid or an Exempt Acquisition, outstanding Voting Shares, then the Board shall immediately upon the consummation of such acquisition without further formality be deemed to have elected to redeem the Rights at the Redemption Price.

5.02 EXPIRATION

         No Person shall have any rights pursuant to this Agreement or in respect of any Right after the Expiration Time, except the Rights Agent as specified in Section 4.01(1).

5.03 ISSUANCE OF NEW RIGHTS CERTIFICATES

         Notwithstanding any of the provisions of this Agreement or of the Rights to the contrary, the Corporation may, at its option, issue new Rights Certificates evidencing Rights in such form as may be approved by the Board to reflect any adjustment or change in the number or kind or class of shares purchasable upon exercise of Rights made in accordance with the provisions of this Agreement.

5.04 SUPPLEMENTS AND AMENDMENTS

(1) The Corporation may from time to time amend this Agreement with the approval of the Rights Agent but without the consent of any holder of Rights or the holders of Voting Shares in order to correct a clerical or typographical error or to maintain the validity and effectiveness of this Agreement as a result of any change in any applicable laws, rules or regulatory requirements.

(2) The Corporation may, prior to the date of the shareholders' meeting referred to in Section 5.15, supplement or amend this Agreement without the approval of any of the holders of Rights or Voting Shares (whether or not such action would materially adversely affect the interest of the holders of Rights generally) where the Board acting in good faith deems such action necessary or desirable. Notwithstanding anything in this Section 5.04 to the contrary, no such supplement or amendment shall be made to the provisions of Article 4 except with the written concurrence of the Rights Agent to such supplement or amendment.

(3) Subject to Sections 5.04(1) and 5.04(2), the Corporation may, with the prior consent of the holders of Voting Shares obtained as set forth below, at any time prior to the Separation Time, amend, vary or rescind any of the provisions of this Agreement and the Rights (whether or not such action would materially adversely affect the interests of the holders of Rights generally). Such consent shall be deemed to have been given if the action requiring such approval is authorized by the affirmative vote of a majority of the votes cast by Independent Shareholders present or represented at and entitled to be voted at a meeting of the holders of Voting Shares duly called and held in compliance with applicable laws and the articles and by-laws of the Corporation.

(4) The Corporation may, with the prior consent of the holders of Rights, at any time on or after the Separation Time and before the Expiration Time, amend, vary or delete any of the provisions of this Agreement and the

         Rights (whether or not such action would materially adversely affect the interests of the holders of Rights generally), provided that no such amendment, variation or deletion shall be made to the provisions of Article 4 except with the written concurrence of the Rights Agent thereto. Such consent shall be deemed to have been given if such amendment, variation or deletion is authorized in the manner specified in Section 5.04(5).

(5) Any approval of the holders of Rights shall be deemed to have been given if the action requiring such approval is authorized by the affirmative votes of the holders of Rights present or represented at and entitled to be voted at a meeting of the holders of Rights and representing a majority of the votes cast in respect thereof. For the purposes hereof, each outstanding Right (other than Rights which are void pursuant to the provisions hereof) shall be entitled to one vote, and the procedures for the calling, holding and conduct of the meeting shall be those, as nearly as may be, which are provided in the Corporation's by-laws and the Canada Business Corporations Act with respect to meetings of shareholders of the Corporation.

(6) Any amendment to this Agreement pursuant to Subsection 5.04(1) which is required to maintain the validity of this Agreement as a result of any change in any applicable laws, rules or regulatory requirements shall:

         (i) if made before the Separation Time, any such amendment shall be submitted to the shareholders of the Corporation at the next meeting of shareholders and the shareholders may, by the majority referred to in Section 5.04(3) confirm or reject such amendment;

         (ii) if made after the Separation Time, any such amendment shall be submitted to the holders of Rights at a meeting to be called for on a date not later than immediately following the next meeting of shareholders of the Corporation and the holders of Rights may, by resolution passed by the majority referred to in Section 5.04(5) confirm or reject such amendment.

         Any such amendment shall be effective from the date of the resolution of the Board adopting such amendment, until it is confirmed or rejected or until it ceases to be effective (as described in the next sentence) and, where such amendment is confirmed, it continues in effect in the form so confirmed. If such amendment is rejected by the shareholders or the holders of Rights or is not submitted to the shareholders or holders of Rights as required, then such amendment shall cease to be effective from and after the termination of the meeting at which it was rejected or to which it should have been but was not submitted or from and after the date of the meeting of holders of Rights that should have been but was not held, and no subsequent resolution of the Board to amend this Agreement to substantially the same effect shall be effective until confirmed by the shareholders or holders of Rights as the case may be.

(7) The Corporation shall give notice in writing to the Rights Agent of any supplement, amendment, deletion, variation or rescission to this Agreement pursuant to this Section within five Business Days of the date of any such supplement, amendment, deletion, variation or rescission, provided that failure to give notice, or any defect therein, shall not affect the validity of any such supplement, amendment, deletion, variation or rescission.

5.05 FRACTIONAL RIGHTS AND FRACTIONAL SHARES

(1) The Corporation shall not be required to issue fractions of Rights or to distribute Rights Certificates which evidence fractional Rights. After the Separation Time, in lieu of issuing fractional Rights, the Corporation shall pay to the holders of record of the Rights Certificates (provided the Rights represented by such Rights Certificates are not void pursuant to the provisions of Section 3.01(2), at the time such fractional Rights would otherwise be issuable), an amount in cash equal to the fraction of the Market Price of one whole Right that the fraction of a Right that would otherwise be issuable is of one whole Right.

(2) The Corporation shall not be required to issue fractions of Common Shares upon exercise of Rights or to distribute certificates which evidence fractional Common Shares. In lieu of issuing fractional Common Shares, the Corporation shall pay to the registered holders of Rights Certificates, at the time such Rights are exercised as herein provided, an amount in cash equal to the fraction of the Market Price of one Common Share that the fraction of a Common Share that would otherwise be issuable upon the exercise of such Right is of one whole Common Share at the date of such exercise.

5.06 RIGHTS OF ACTION

         Subject to the terms of this Agreement, all rights of action in respect of this Agreement, other than rights of action vested solely in the Corporation or the Rights Agent, are vested in the respective holders of Rights; and any holder of Rights, without the consent of the Rights Agent or of any other holder of Rights, may, on such holder's own behalf and for such holder's own benefit and the benefit of other holders of Rights, enforce, and may institute and maintain any suit, action or proceeding against the Corporation to enforce or otherwise act in respect of, such holder's right to exercise such holder's Rights in the manner provided in such holder's Rights Certificate and in this Agreement. Without limiting the generality of the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Agreement and will be entitled to specific performance of the obligations of, and injunctive relief against actual or threatened violations of the obligations of, any Person subject to this Agreement.

5.07 HOLDER OF RIGHTS NOT DEEMED TO BE A SHAREHOLDER

         No holder of Rights, as such, shall be entitled to vote, to receive dividends, to receive the remaining property of the Corporation on dissolution or to be deemed for any purpose the holder of Common Shares or any other securities which may at any time be issuable on the exercise of such Rights, nor shall anything contained herein or in any Rights Certificate be construed to confer upon any holder of Rights, as such, any of the rights of a shareholder of the Corporation or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, to give or withhold consent to any corporate action, to receive notice of meetings or other actions affecting shareholders (except as provided in Section 5.08) or to receive dividends or subscription rights or otherwise, until such Rights shall have been exercised in accordance with the provisions hereof.

5.08 NOTICES

         Any document or other communication to be given in connection with this Agreement to the Corporation shall be given in writing and shall be given by (i) personal delivery, (ii) telegraph, facsimile or other form of recorded electronic communication (charges prepaid and confirmed in writing) or (iii) by first-class postage prepaid mail (except during any general interruption of postal services due to strike, lockout or other cause) addressed to the Corporation as follows:

           Novelis Inc.
           Royal Bank Plaza, South Tower
           200 Bay Street, Suite 3800
           P.O. Box 84
           Toronto, Ontario
           Canada
           M5J 2Z4

           Attention: Chief Executive Officer

         Any document or other communication to be given in connection with this Agreement to the Rights Agent shall be given in writing and shall be given by (i) personal delivery, (ii) telegraph, facsimile or other form of recorded electronic communication (charges prepaid and confirmed in writing) or (iii) by first-class postage prepaid mail (except during any general interruption of postal services due to strike, lockout or other cause) addressed to the Rights Agent as follows:

                CIBC Mellon Trust Company
                2001 University Street
                16th Floor
                Montreal, Quebec
                Canada
                H3A 2A6

                Attention: Branch Manager

         Any document or other communication to be given in connection with this Agreement to any holder of Rights shall be given in writing and shall be given by (i) personal delivery, (ii) telegraph, facsimile or other form of recorded electronic communication (charges prepaid and confirmed in writing) or (iii) by first-class postage prepaid mail (except during any general interruption of postal services due to strike, lockout or other cause) addressed to such holder at the address of such holder as it appears upon the registry books of the Rights Agent or, prior to the Separation Time, on the registry books of the Corporation for the Common Shares (the Corporation hereby agreeing to furnish copies of such records to the Rights Agent). The Corporation and the Rights Agent may by notice to the other designate with respect to itself any other address or individual. Any document or other communication given by personal delivery shall be conclusively deemed to have been given on the day of actual delivery thereof and, if given by first class postage prepaid mail, on the fifth Business Day following the deposit thereof in the mail (it being acknowledged, for greater certainty, that any such communication mailed to a holder of a Right as herein provided shall be deemed to have been given whether or not the holder receives such communication).

5.09 COSTS OF ENFORCEMENT

         If the Corporation or any other Person, the securities of which are purchasable upon exercise of the Rights, fails to fulfil any of its obligations pursuant to this Agreement, then the Corporation or such Person shall reimburse any holder of Rights for the costs and expenses (including reasonable legal fees) incurred by such holder in any action to enforce his rights pursuant to any Rights or this Agreement.

5.10 BENEFIT OF THE AGREEMENT

         This Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the Corporation and the Rights Agent and upon the heirs, executors, administrators, successors and assigns of the holders of Rights. This Agreement shall be for the sole and exclusive benefit of the Corporation, the Rights Agent and the holders of Rights and nothing in this Agreement shall be construed to give any Person other than the Corporation, the Rights Agent and the holders of Rights any legal or equitable right, remedy or claim under this Agreement.

5.11 GOVERNING LAW

         This Agreement and each Right issued hereunder shall be deemed to be a contract made under the laws of the Province of Ontario and for all purposes shall be governed by and construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein.

5.12 COUNTERPARTS

         This Agreement may be executed in counterparts, each of which shall be considered an original and both of which taken together shall constitute a single agreement.

5.13 SEVERABILITY

         If any term or provision hereof or the application thereof to any circumstance shall, in any jurisdiction and to any extent, be invalid or unenforceable, such provision shall be ineffective as to such jurisdiction to the extent of such invalidity or unenforceability without invalidating or rendering unenforceable the remaining provisions hereof or the application of such provision to circumstances other than those to which it is held invalid or unenforceable.

5.14 DETERMINATIONS AND ACTIONS BY THE BOARD

(1) All actions, calculations, interpretations and determinations (including all omissions with respect to the foregoing) which are done or made by the Board, in good faith, shall not subject the Board to any liability to the holders of Rights.

(2) Nothing contained in this Agreement shall be deemed to be in derogation of the obligation of the Board to exercise its fiduciary duties. Without limiting the generality of the foregoing, nothing contained herein shall be construed to suggest or imply that the Board shall not be entitled to recommend that the holders of the Voting Shares reject any Permitted Bid or any Competing Permitted Bid or any Take-Over Bid, or to take any other action (including, without limiting the generality of the foregoing, the commencement, prosecution, defence or settlement of any litigation and the submission of additional or alternative Permitted Bids or Competing Permitted Bids or Take-Over Bids) with respect to any Permitted Bid or any Competing Permitted Bid or any Take-Over Bid or otherwise that the Board believes is necessary or appropriate in the exercise of its fiduciary duties.

5.15 EFFECTIVE DATE

         This Agreement is effective from the Record Time.

5.16 RE-CONFIRMATION AFTER THREE YEARS

         At the 2008 Annual Meeting and every third Annual Meeting of Shareholders of the Corporation following the 2008 Annual Meeting, provided that a Flip-In Event has not occurred prior to such time, the Board shall submit a resolution to the holders of Voting Shares of the Corporation for their consideration and, if thought advisable, approval ratifying the continued existence of the Rights. If a majority of greater than 50% of the votes cast by holders of Voting Shares who vote in respect of such reconfirmation and approval is voted against the continued existence of the Rights, then this Agreement, the Rights Plan and any outstanding Rights shall be of no further force and effect. There shall be excluded from the calculation of shares eligible to vote at such meeting shares held by an Acquiring Person or by any Person who has made or announced an intention to make a tender or exchange offer or Take-Over Bid which, if consummated, would result in such Person holding in the aggregate 20% or more of the outstanding Voting Shares at the date of such bid.

5.17 REGULATORY APPROVALS

         Any obligation of the Corporation or action or event contemplated by this Agreement, or any amendment or supplement to this Agreement, shall be subject to the receipt of any requisite approval or consent from any governmental or regulatory authority. Without limiting the generality of the foregoing, any issuance or delivery of debt or equity securities (other than non-convertible debt securities) of the Corporation upon the exercise of Rights and any amendment or supplement to this Agreement shall be subject to the prior consent of The Toronto Stock Exchange.

5.18 DECLARATION AS TO NON-CANADIAN HOLDERS

         If in the opinion of the Board (who may rely upon the advice of counsel) any action or event contemplated by this Agreement would require compliance by the Corporation with the securities laws or comparable legislation of a jurisdiction outside Canada, the Board acting in good faith shall take such actions as it may deem appropriate to ensure such compliance. In no event shall the Corporation or the Rights Agent be required to issue or deliver Rights or securities issuable on exercise of Rights to persons who are citizens, residents or nationals of any jurisdiction other than Canada or the United States of America, in which such issue or delivery would be unlawful without registration of the relevant Persons or securities for such purposes.

                           ARTICLE 6 - PERMITTED BIDS

6.01 PERMITTED BIDS

         The expression "Permitted Bid" referred to in Section 1.01(hh) means a Take-Over Bid made by an Offeror that is made by means of a Take-Over Bid circular sent to holders of Voting Shares and which complies with the following additional provisions:

         (i) the Take-Over Bid is made to all holders of Voting Shares as registered on the books of the Corporation, other than the Offeror;

         (ii) the Take-Over Bid contains, and the take-up and payment for securities tendered or deposited is subject to, the following irrevocable and unqualified provision that no Voting Shares will be taken up or paid for pursuant to the Take-Over Bid (A) prior to the close of business on the date which is not less than 60 calendar days following the date of the Take-Over Bid and (B) only if at such date more than 50% of the Voting Shares held by Independent Shareholders shall have been tendered or deposited pursuant to the Take-Over Bid and not withdrawn;

         (iii) unless the Take-Over Bid is withdrawn, the Take-Over Bid contains an irrevocable and unqualified provision that Voting Shares may be deposited pursuant to such Take-Over Bid at any time during the period of time described in Section 6.01(ii) and that any Voting Shares deposited pursuant to the Take-Over Bid may be withdrawn until taken up and paid for; and

         (iv) the Take-Over Bid also contains an irrevocable and unqualified condition that in the event that the deposit condition set forth in Section 6.01(ii)(B) is satisfied, the Offeror will make a public announcement of that fact and the Take-Over Bid will remain open for deposits and tenders of Voting Shares for not less than 10 Business Days from the date of such public announcement.

6.02 COMPETING PERMITTED BIDS

         The expression "Competing Permitted Bid" referred to in Section 1.01(n) means a Take-Over Bid that:

         (i) is made for Voting Shares after a Permitted Bid or Competing Permitted Bid for Voting Shares has been made but prior to the expiry of such Permitted Bid or Competing Permitted Bid;

         (ii) satisfies all of the conditions of the definition of Permitted Bid other than the requirements set out in Section 6.01(ii)
                  (A); and

         (iii) contains, and the take-up and payment for securities tendered or deposited is subject to, an irrevocable and unqualified condition that no Voting Shares will be taken up and paid for pursuant to the Take-Over Bid prior to the close of business on a date which is not earlier than the later of (A) the 60th calendar day following the date on which the earliest Permitted Bid which preceded the Competing Permitted Bid was made and (B) 21 calendar days after the date of the Take-Over Bid constituting the Competing Permitted Bid.

IN WITNESS WHEREOF the parties have executed this Agreement on the date and year above written.

                  NOVELIS INC.
                                                                CORPORATE
                  PER:                                            SEAL
                                                                   OF
                  PER:                                        NOVELIS INC.

                  CIBC MELLON TRUST COMPANY

                                                                CORPORATE
                  PER:                                            SEAL
                                                                 OF THE
                  PER:                                      CIBC MELLON TRUST
                                                                 COMPANY

                                                                      SCHEDULE 1

                           FORM OF RIGHTS CERTIFICATE

Certificate No. ____________                                 ____________ Rights

         THE RIGHTS ARE SUBJECT TO REDEMPTION AT THE OPTION OF THE CORPORATION, ON THE TERMS SET FORTH IN THE SHAREHOLDER RIGHTS AGREEMENT. UNDER CERTAIN CIRCUMSTANCES (SPECIFIED IN SECTION 3.01(2) OF THE SHAREHOLDER RIGHTS AGREEMENT), RIGHTS BENEFICIALLY OWNED BY AN ACQUIRING PERSON (AS SUCH TERMS ARE DEFINED IN THE SHAREHOLDER RIGHTS AGREEMENT) OR TRANSFEREES OF AN ACQUIRING PERSON MAY BECOME VOID.

                               RIGHTS CERTIFICATE

This certifies that _____________________________, or registered assigns, is the registered holder of the number of Rights set forth above, each of which entitles the registered holder thereof, subject to the terms, provisions and conditions of the Shareholder Rights Agreement made as of (the "Rights Agreement") between Novelis Inc., a corporation incorporated under the laws of Canada (the "Corporation") and CIBC Mellon Trust Company, a trust company incorporated under the laws of Canada, as Rights Agent (the "Rights Agent") (which term shall include any successor Rights Agent under the Rights Agreement) to purchase from the Corporation at any time after the Separation Time (as such term is defined in the Rights Agreement) and prior to the close of business on 1 may 2014 one fully paid Common Share in the capital of the Corporation (a "Common Share") at the Exercise Price referred to below, upon presentation and surrender of this Rights Certificate with the Form of Election to Exercise duly executed and submitted to the Rights Agent or Co-Rights Agent at its principal office in any one of the Cities of Montreal, Toronto, Winnipeg, Regina, Calgary, or Vancouver. The Exercise Price shall initially be $200 (U.S.) per Right and shall be subject to adjustment in certain events as provided in the Rights Agreement.

This Rights Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Rights Agent, the Corporation and the holders of the Rights Certificates. Copies of the Rights Agreement are on file at the registered office of the Corporation and are available upon written request.

This Rights Certificate, with or without other Rights Certificates, upon surrender at any of the offices of the Rights Agent designated for such purpose, may be exchanged for another Rights Certificate or Rights Certificates of like tenor and date evidencing an aggregate number of Rights equal to the aggregate number of Rights evidenced by the Rights Certificate or Rights Certificates surrendered. If this Rights Certificate shall be exercised in part, the registered holder shall be entitled to receive, upon surrender hereof, another Rights Certificate or Rights Certificates for the number of whole Rights not exercised.

Subject to the provisions of the Rights Agreement, the Rights evidenced by this Certificate may be, and under certain circumstances are required to be, redeemed by the Corporation at a redemption price of $0.01 per Right. No holder of this Rights Certificate, as such, shall be entitled to vote or receive dividends or be deemed for any purpose the holder of Common Shares or of any other securities which may at any time be issuable upon the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a shareholder of the Corporation or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting shareholders (except as provided in the

Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Rights evidenced by this Rights Certificate shall have been exercised as provided in the Rights Agreement.

This Rights Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

WITNESS the facsimile signature of the proper officers of the Corporation and its corporate seal.

Date:__________________________________

ATTEST:

                NOVELIS INC.

By: ____________________________________
                  Secretary

                Countersigned:

                CIBC MELLON TRUST COMPANY

By:_____________________________________
                Authorized Signature

                               FORM OF ASSIGNMENT

(To be executed by the registered holder if such holder desires to transfer the
                              Rights Certificate)

FOR VALUE RECEIVED _____________________________________________________________

hereby sells, assigns and transfers unto _______________________________________

________________________________________________________________________________
                  (Please print name and address of transferee)

this Rights Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint ________________________, Attorney, to transfer the within Rights Certificate on the books of the within-named Corporation, with full power of substitution.

Dated:_________________________________      ___________________________________
                                                        Signature

                                              (Signature must correspond to the
Signature Guaranteed:                         name as written upon the face of
                                              this Rights Certificate in every
                                              particular, without alteration or
                                              enlargement or any change
                                              whatsoever)

Signature must be guaranteed by a major Canadian trust company, a Schedule I Canadian chartered bank, or a member of a recognized Medallion Guarantee program.

                            (To be completed if true)

The undersigned hereby represents, for the benefit of all holders of Rights and Common Shares, that the Rights evidenced by this Rights Certificate are not, and, to the best of the knowledge of the undersigned, never have been, Beneficially Owned by an Acquiring Person (as defined in the Rights Agreement) after such person became an Acquiring Person.

                                  ________________________________________
                                                 Signature

                          FORM OF ELECTION TO EXERCISE

                   (To be attached to each Rights Certificate)

TO:

The undersigned hereby irrevocably elects to exercise _________________________ whole Rights represented by the attached Rights Certificate to purchase the Common Shares issuable upon the exercise of such Rights and requests that certificates for such shares be issued in the name of:

Name:__

Street:_________________________________________________________________________

City, Province & Postal Code:___________________________________________________

Social Insurance, Social Security or
Other Taxpayer Identification Number:___________________________________________

If such number of Rights shall not be all the Rights evidenced by this Rights Certificate, a new Rights Certificate for the balance of such Rights shall be registered in the name of and delivered to:

Name:___________________________________________________________________________

Street:_________________________________________________________________________

City, Province & Postal Code:___________________________________________________

Social Insurance, Social Security or
Other Taxpayer Identification Number:___________________________________________

Dated:______________________             _______________________________
                                                 Signature

                                              (Signature must correspond to the
                                              name as written upon the face of
                                              this Rights Certificate in every
Signature Guaranteed:                         particular, without alteration or
                                              enlargement or any change
                                              whatsoever)

Signature must be guaranteed by a major Canadian trust company, a Schedule I Canadian chartered bank, or a member of a recognized Medallion Guarantee program.

                            (To be completed if true)

The undersigned hereby represents, for the benefit of all holders of Rights and Common Shares, that the Rights evidenced by this Rights Certificate are not, and, to the best of the knowledge of the undersigned, never have been, Beneficially Owned by an Acquiring Person (as defined in the Rights Agreement) after such person became an Acquiring Person.

                                                 ______________________________
                                                          Signature

                                     NOTICE

In the event the certification set forth above in the Forms of Assignment and Election is not completed, the Corporation will deem the Beneficial Owner of the Rights evidenced by this Rights Certificate to be an Acquiring Person or an Affiliate or Associate thereof (as defined in the Shareholder Rights Agreement) and, in the case of an Assignment, will affix a legend to that effect on any Rights Certificate issued in exchange for this Rights Certificate.